As filed with the Securities and Exchange Commission on August 20, 2013

File No. 001-35832

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SAIC Gemini, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1932921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1710 SAIC Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 676-4300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form 10 is to file the exhibits listed in Item 15(b) below.

Item 15. Financial Statements and Exhibits

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Form of Distribution Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

10.1	Form of Employee Matters Agreement

10.2	Form of Tax Matters Agreement

10.3	Form of Transition Services Agreement

10.4	Credit Agreement, dated June 27, 2013, among SAIC, Inc., as guarantor, SAIC Gemini, Inc., as borrower, Citibank, N.A., as administrative agent, the lenders party thereto and the other agents and letter of credit issuers party thereto

10.5	Form of Employee Stock Purchase Plan

10.6	Form of Key Executive Stock Deferral Plan

10.7	Form of Keystaff Deferral Plan

10.8	Form of Science Applications International Corporation Stock Compensation Plan

10.9	Form of Management Stock Compensation Plan

10.10	Form of Science Applications International Corporation 401(k) Excess Deferral Plan

10.11	2013 Equity Incentive Plan

10.12	Form of Indemnification Agreement

10.13	Form of Severance Protection Agreement

10.14	Administrative Agreement between Science Applications International Corporation and the United States Army on behalf of the U.S. Government, dated August 21, 2012

21.1	Subsidiaries of SAIC Gemini, Inc.

99.1*	Information Statement, dated June 14, 2013

99.2	Form of Notice of Internet Availability of Information Statement Materials

* Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SAIC Gemini, Inc.

By:	/s/ John R. Hartley

John R. Hartley

Date: August 20, 2013